UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement to Issue 5.625% Senior Convertible Notes

On March 29, 2005, Lexar Media, Inc. (“Lexar”) entered into a purchase agreement (the “Purchase Agreement”) with two institutional investors (the “Purchasers”) for the private placement of $60 million in aggregate principal amount of Lexar’s 5.625% Senior Convertible Notes due 2010 (the “Notes”). The Purchasers also have an option to purchase up to an additional $10 million in aggregate principal amount of Notes within 60 days from the closing date, which is expected to occur on March 30, 2005. The Notes will be senior unsecured obligations of Lexar and will mature on April 1, 2010. The net proceeds from the sale of the Notes will be used to repay outstanding debt and for other general corporate purposes. The Purchasers will be entitled to registration rights with respect to the common stock underlying the Notes pursuant to a registration rights agreement to be entered into on the closing date.

Pursuant to the Purchase Agreement, Lexar granted the Purchasers the right to participate in future offerings of equity securities or securities convertible into equity securities that Lexar may undertake during the one-year period following the date of the Purchase Agreement, up to the Purchasers’ pro rata ownership of Lexar on an as-converted basis, subject to specified exceptions.

The press release announcing the entry into the Purchase Agreement and a copy of the Purchase Agreement are filed as exhibits to this report and incorporated herein by reference.

Amendment of Credit Agreement

On March 29, 2005, Lexar entered into an amendment to the credit agreement (the “Credit Agreement”), dated as of February 28, 2005, by and between Lexar and Wells Fargo Foothill, Inc. (“WFF”), as amended. This amendment, among other things, modifies the existing credit agreement to enable Lexar to effect the Notes offering described above. In addition, pursuant to this amendment, WFF waived its right to take certain enforcement actions under the Credit Agreement with respect to Lexar’s failure to comply with certain sections of the Credit Agreement. Lexar paid WFF a fee of $20,000 in connection with entering into this amendment to the Credit Agreement. A copy of the Credit Agreement, and all amendments to date thereto, are filed as exhibits to this report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the sale of the Notes is incorporated into this Item 3.02. The sale of the Notes is scheduled to close on March 30, 2005 and will be structured so as to fall within the exemption from registration provided by Section 4(2) of the Securities Act of 1933, relating to transactions by an issuer not constituting a public offering.

The Notes will be convertible at the option of the holder into shares of the Company’s common stock at an initial conversion price of $6.68 per share, subject to adjustment. The specific terms of conversion of the Notes is set forth in the form of Indenture attached as Exhibit A to the Purchase Agreement, which is attached as an exhibit to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
99.1	Purchase Agreement, dated as of March 29, 2005, by and among Lexar Media, Inc. and the Purchasers.

99.2	Press release issued by Lexar Media, Inc. on March 29, 2005

99.3	Credit Agreement, dated as of February 28, 2005, by and between Lexar Media, Inc. and Wells Fargo Foothill, Inc.

99.4	First Amendment to Credit Agreement and Security Agreement, dated as of March 9, 2005, by and between Lexar Media, Inc. and Wells Fargo Foothill, Inc.

99.5	Second Amendment to Credit Agreement, dated as of March 29, 2005, by and between Lexar Media, Inc. and Wells Fargo Foothill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: March 30, 2005	By:	/s/ Brian T. McGee
Brian T. McGee Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit	Description
99.1	Purchase Agreement, dated as of March 29, 2005, by and among Lexar Media, Inc. and the Purchasers.

99.2	Press release issued by Lexar Media, Inc. on March 29, 2005

99.3	Credit Agreement dated February 28, 2005 between Lexar Media, Inc. and Wells Fargo Foothill, Inc.

99.4	Amendment No. 1 to Credit Agreement dated March 9, 2005 between Lexar Media, Inc. and Wells Fargo Foothill, Inc.

99.5	Amendment No. 2 to Credit Agreement dated March 29, 2005 between Lexar Media, Inc. and Wells Fargo Foothill, Inc.